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                                                                    Exhibit 23.4



        CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated October 17, 2000 included in Paceart Associates, L.P.'s attached financial statements for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                         /s/ ARTHUR ANDERSEN LLP

Seattle, Washington
May 7, 2001